UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) February 17, 2006
Delphi Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5725 Delphi Drive, Troy, MI	48098

(Address of Principal Executive Offices)	(Zip Code)
(248) 813-2000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On February 17, 2006, the United States (“U.S.”) Bankruptcy Court for the Southern District of New York entered a final order (the “Final Order”) granting the motion of Delphi Corporation (“Delphi”) and certain of its U.S. subsidiaries, which together with Delphi filed voluntary petitions for reorganization relief under chapter 11 of the U.S. Bankruptcy Code (each a “Debtor”), to implement an annual incentive plan (the “Final Revised AIP”) for the period commencing on January 1, 2006 and continuing through June 30, 2006 (the “Performance Period”). The Final Revised AIP applies to approximately 460 individuals holding executive positions with Delphi or one of its affiliated Debtors in the U.S. during the Performance Period (such persons, the “Executives”). The Final Revised AIP excludes, by voluntary agreement, Delphi’s current Chairman and CEO. The Final Revised AIP provides the opportunity for incentive payments to the Executives provided that certain corporate and divisional targets are met. For each of Delphi’s named executive officers, such targets are based on earnings before interest, taxes, depreciation, amortization and restructuring costs, but exclude earnings resulting from the on-going negotiations with the Debtors’ labor unions or General Motors Corporation. The amounts paid to individual Executives may be adjusted either upward or downward based upon individual levels of performance. In addition, under some circumstances, individual Executives may not be entitled to receive or retain incentive compensation. Notwithstanding any individual adjustment, the amounts paid to the Executives pursuant to the Final Revised AIP will not exceed approximately $20.6 million in the aggregate for the achievement of target levels of performance. The amounts paid to the named executive officers of Delphi who participate in the Final Revised AIP will not exceed $1.6 million in the aggregate for the achievement of target levels of performance. If the applicable divisional and corporate targets are not achieved, no payment will be made under the Final Revised AIP. If the performance targets are exceeded, total aggregate payments to the Executives, including the named executive officers, may increase, as detailed in the exhibits accompanying the Final Order. Additionally, an annual incentive plan mirroring the Final Revised AIP will apply to approximately 100 individuals holding executive positions at non-Debtor subsidiaries of Delphi. The foregoing description of the Final Revised AIP does not purport to be complete and is qualified in its entirety by reference to the Final Order, a copy of which is attached hereto as Exhibit 99 (a).
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
Exhibits. The following exhibit is being filed as part of this report.

Exhibit
Number	Description
99 (a)	Final Order entered by the United States Bankruptcy Court for the Southern District of New York on February 17, 2006
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION (Registrant)
Date: February 23, 2006
	By:	/s/ JOHN D. SHEEHAN
(John D. Sheehan,
Vice President and Chief Restructuring Officer, Chief Accounting Officer and Controller)

EXHIBIT INDEX

Exhibit
Number	Description
99 (a)	Final Order entered by the United States Bankruptcy Court for the Southern District of New York on February 17, 2006